                                                                     Exhibit 5.1

                   [Gibson, Dunn & Crutcher LLP letterhead]


                                February 8, 2000



(212) 351-4000                                                  C 18815-00006

The Corporate Executive Board Company
2000 Pennsylvania Avenue, N.W.
Washington, D.C.  20006

     Re:  The Corporate Executive Board Company -
          Registration Statement on Form S-1 (File No. 333-95779)

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1, File No. 333-95779 (as amended, the "Registration Statement"), of The Corporate Executive Board Company, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering of up to 5,750,000 shares (including shares to cover the underwriters' over-allotment option) of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), by (i) certain existing holders of Common Stock (the "Selling Stockholders") and (ii) certain holders of options to purchase shares of Common Stock (the "Selling Optionholders"), which shares will be issued by the Company upon the exercise of options by such Selling Optionholders. The shares to be offered and sold by the Selling Stockholders and the Selling Optionholders are collectively referred to as the "Shares."

     We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

February 8, 2000
Page 2

     Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that (i) the Shares to be sold by the Selling Stockholders have been validly issued and are fully paid and non-assessable, and (ii) the Shares to be sold by the Selling Optionholders, when issued against payment therefor, will be validly issued, fully paid and non-assessable.

     We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                              Very truly yours,

                              /s/ Gibson, Dunn & Crutcher LLP